UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 14, 2025, UNITY Biotechnology, Inc. (“Unity” or the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that its stockholders’ equity as reported in its Annual Report on Form 10-K had fallen below the minimum stockholders’ equity requirement of at least $10,000,000 for continued listing on The Nasdaq Global Select Market set forth in Nasdaq Listing Rule 5450(b)(1)(A). The letter further indicated that, as of the date of the letter, the Company did not comply with certain requirements under the alternative standards set forth in Nasdaq Listing Rules 5450(b)(2) and 5450(b)(3) for continued listing on the Nasdaq Global Select Market.

The letter has no immediate impact on the listing of the Company’s common stock on Nasdaq, and the Company’s common stock will continue to trade on The Nasdaq Global Select Market under the symbol “UBX” at this time. As previously disclosed, the Company expects 24-week data from its ASPIRE study in the first quarter of 2025 and 36-week data in the second quarter of 2025. As disclosed in the Company's Form 10-K filing, UNITY believes that current cash, cash equivalents, and marketable securities are sufficient to fund operations into the fourth quarter of 2025.

Under Nasdaq Listing Rules, the Company has 45 calendar days, or until April 28, 2025, to submit a plan to regain compliance (the “Compliance Plan”). If the Compliance Plan is accepted, of which there can be no assurance, Nasdaq may grant an extension of up to 180 days from the date of the letter to cure such listing deficiency. If Nasdaq does not accept the Compliance Plan, the Company will have the opportunity to appeal the staff's determination to a Nasdaq Hearings Panel. The Company intends to consider submitting the Compliance Plan on or before April 28, 2025 and other resolutions. However, there can be no assurance that the Company will be able to regain compliance with the stockholders’ equity requirement or will otherwise be in compliance with the Nasdaq Listing Rules.

Cautionary Statement regarding Forward-Looking Statements

This current report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s Compliance Plan, regaining compliance with Nasdaq listing standards, Unity’s or its management team’s expectations, beliefs, intentions or strategies regarding the future, and projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks related to delay or disruption in clinical trials, risks relating to the uncertainties inherent in the drug development process, risks related to the Company’s ability to raise funding and resulting runway, and risks relating to UNITY’s understanding of senescence biology. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general and the sufficiency of its cash runway, see UNITY’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 7, 2025, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: March 17, 2025	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer